UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010

API TECHNOLOGIES CORP.
(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North Wacker Drive, Suite 4400, Chicago, Illinois	60606
(Address of principal executive offices)	(zip code)

(312) 214-4864
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On October 7, 2010, API Technologies Corp. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: 1) the election of the seven director nominees named in the proxy statement; 2) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share, of between a one-for-two and a one-for-four reverse stock split, and 3) the ratification of the independent registered public accounting firm for the six month transitional period of June 1, 2010 to November 30, 2010. The voting results at such Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The seven director nominees named in the proxy statement were elected based upon the following votes:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Arthur Cape	17,150,658	276,716	5,743,602
Jason DeZwirek	17,054,958	372,416	5,743,602
Phillip DeZwirek	17,050,214	377,160	5,743,602
Eric M. Goldberg	17,308,256	119,118	5,743,602
Bernard Kraft	17,334,765	92,609	5,743,602
Jonathan Pollack	17,239,786	187,588	5,743,602
Donald A. Wright	17,335,133	92,241	5,743,602

2.	The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,199,116	897,664	74,192	4

3.
The approval of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the six month transitional period of June 1, 2010 to November 30, 2010 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,757,705	289,475	123,794	2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010

API TECHNOLOGIES CORP.

By:	/s/ Jonathan Pollack
Jonathan Pollack
Executive Vice President